Exhibit 99.1

NEOGENOMICS, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

NeoGenomics Amends Strategic Alliance Agreement with Covance Central Laboratory Services

Ft. Myers, Florida – October 28, 2015 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, announced today an amended Strategic Alliance Agreement with Covance Central Laboratory Services.

The Strategic Alliance Agreement, originally executed on Nov. 18, 2013, established NeoGenomics and Covance as mutually exclusive partners for the provision of NeoGenomics’ specialty laboratory services, including certain anatomic pathology and histology testing, for Covance’s central laboratory customers.  The amendment, which reflects the February 2015 merger of Covance and Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH), will enable NeoGenomics to enter into strategic relationships and offer its services to other central laboratories and contract research organizations (CROs), and will allow Covance and LabCorp to offer integrated central laboratory services including specialty pathology testing provided by LabCorp.

NeoGenomics and Covance will continue to provide services for previously awarded studies, and Covance will maintain its Lab-Within-a-Lab (LWL) facility at NeoGenomics’ Fort Myers lab location to complete studies already in process.  The agreement will remain in effect through the original five-year term, and NeoGenomics will remain a preferred provider for Covance for all services under the agreement, although the parties are no longer obligated to work together on future studies.  As part of the amendment, Covance will pay NeoGenomics $2 million on November 9th.

“We have established a strong working relationship with Covance over the past two years.  We look forward to jointly executing on the clinical trial projects that we have been awarded together, and are committed to provide outstanding service to our mutual pharmaceutical clients over the next several years.” said Douglas VanOort, NeoGenomics’ Chairman and Chief Executive Officer.

About NeoGenomics, Inc.

NeoGenomics, Inc. is a high-complexity CLIA–certified clinical laboratory that specializes in cancer genetics diagnostic testing, the fastest growing segment of the laboratory industry.  The company’s testing services include cytogenetics, fluorescence in-situ hybridization (FISH), flow cytometry, immunohistochemistry, anatomic pathology and molecular genetic testing.

Headquartered in Fort Myers, FL, NeoGenomics has laboratories in Nashville, TN, Irvine, Fresno and West Sacramento CA, Tampa and Fort Myers, FL.  NeoGenomics services the needs of pathologists, oncologists, other clinicians and hospitals throughout the United States. For additional information about NeoGenomics, visit http://www.neogenomics.com.

Forward Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements.  These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward looking statements as the result of the Company’s ability to continue gaining new customers, offer new types of tests, close and integrate its acquisition of the Clarient business, and otherwise implement its business plan, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on March 3, 2015 and its subsequently filed Quarterly Reports on Form 10-Q.  As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC.  In addition, it is the Company’s practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://www.ir.neogenomics.com/.

Forward-looking statements represent the Company’s estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company’s estimates as of any subsequent date.  While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.Hawk Associates, Inc.

Steven C. JonesMs. Julie Marshall

Director of Investor Relations(305) 451-1888

(239) 325-2001neogenomics@hawkassociates.com

sjones@neogenomics.com

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